UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 18, 2019
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l 2b-2 of the Securities Exchange Act of 1934 (§240.I 2b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

SIGNATURES

         EXHIBITS

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2019, a subsidiary of Sharps Compliance Corp. (the "Company") amended a lease agreement with NP PARK 288 LLC (the “Landlord”) pursuant to the lease agreement originally dated January 30, 2009 with the predecessor-in-interest (the “Lease”) and with an original termination date of August 31, 2020. This fifth amendment to the Lease (the “Amendment”) reflects a reduction in the base lease rent by 17.4% beginning January 1, 2020 and extends the lease through December 31, 2025 (“Extended Term”). The blended base rent for the first year of the Extended Term is $4.26 per square foot, per year, with subsequent annual increases of 1.5%. The Leased Premises include 131,406 square feet used by the Company for manufacturing, assembly, distribution and warehousing operations located on Reed Road in Houston, Texas. The Lease is a triple net lease in which the Company will continue to pay its pro rata share of real estate taxes, common area maintenance costs and building insurance costs in accordance with the terms of the lease.

There is no material relationship between the Company, or any of its affiliates, and the Landlord, or any of its affiliates, other than the contractual relationship under the corresponding lease agreements.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: September 20, 2019	Sharps Compliance Corp.
By: /s/ DIANA P. DIAZ
Name: DIANA P. DIAZ
Title: Vice President and Chief Financial Officer

Index to Exhibits

10.1	Fifth Amendment to Lease Agreement